Exhibit 99.1

Date: November 23, 2010	Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS

FOR THE 19th CONSECUTIVE YEAR

WALL, NJ – New Jersey Resources (NYSE:NJR) today reported fiscal 2010 net financial earnings per share increased 2.5 percent compared with the same period last year.

A reconciliation of net income to net financial earnings for the fourth quarter and fiscal years 2010 and 2009 is provided below.

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2010	2009	2010	2009
Net income (loss)	$1,515	($18,863)	$117,457	$27,242
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(20,761)	(303)	(16,825)	39,254
Effects of economic hedging related to natural gas, net of taxes	17,999	13,984	1,132	34,474

Net financial (loss) earnings	($1,247)	($5,182)	$101,764	$100,970

Weighted Average Shares Outstanding
Basic	41,183	41,953	41,364	42,119
Diluted	41,452	41,953	41,630	42,465

Basic earnings per share	$0.04	($0.45)	$2.84	$0.65

Basic net financial earnings per share	($0.03)	($0.12)	$2.46	$2.40

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

•	Net Financial Earnings Per Share Increase

For fiscal 2010, NJR reported net financial earnings of $101.7 million, or $2.46 per share, compared with $101 million, or $2.40 per share, in fiscal 2009. During the fourth quarter of fiscal 2010, the company’s net financial loss was $1.2 million compared with a loss of $5.2 million in the same period last year.

“Unwavering adherence to our core business model and conservative financial practices have allowed us to post our 19th consecutive year of higher net financial earnings, a record unmatched in our industry,” said Laurence M. Downes, chairman and CEO of NJR. “Our core, regulated business, New Jersey Natural Gas, remains the primary driver of our improved financial results. Our wholesale business has faced the same economic challenges experienced across the industry while, at the same time, potential opportunities in the renewable energy segments are emerging.”

“Our performance is a credit to the women and men of New Jersey Resources, who give their best every day,” Downes said. “Thanks to their dedication and efforts we achieved solid financial results and for the second consecutive year, NJNG ranked the highest in customer satisfaction with residential natural gas service in the eastern United States among large utilities on the J.D. Power and Associates 2010 Gas Utility Residential Customer Satisfaction StudySM. On behalf of our Board of Directors, I would like to thank our employees for all that they do. They are the reason behind our solid performance and a source of pride for our entire company.”

•	5.9 Percent Dividend Increase Recently Approved

On November 17, 2010, NJR announced that its board of directors approved a 5.9 percent increase in the quarterly dividend rate to $.36 per share from $.34 per share. The new quarterly rate will be effective with the dividend payable January 3, 2011 to shareowners of record on December 15, 2010. The new annual dividend rate will be $1.44 per share. NJR has increased its dividend in each of the past 16 years and has paid quarterly dividends continuously since its inception in 1952.

•	Share Repurchase Update

NJR purchased 637,000 shares of common stock under its share repurchase plan during fiscal 2010 at a cost of $23.3 million. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since its inception in September 1996, NJR has invested over $208 million to repurchase 7.1 million shares at a split-adjusted, average price of $29.54. Earlier this year, the NJR board of directors approved an increase in the number of shares authorized for repurchase by 2 million. Approximately 1.7 million shares remain authorized under the repurchase plan.

•	Fiscal 2011 Guidance

NJR expects to provide earnings guidance for fiscal 2011 after the completion of the first fiscal quarter. This should allow better insight into the timing of certain logistics associated with the startup of several commercial solar projects, including construction schedules and the permitting and regulatory processes. This information should also allow for a more accurate assessment of the earnings contributions of NJR Clean Energy Ventures, NJR’s recently launched subsidiary. Additionally, providing guidance at the conclusion of the first fiscal quarter will enhance the assessment of the impact of early winter weather on NJR Energy Services’ gross margin and New Jersey Natural Gas’ incentive program margins.

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NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

•	Strong Fiscal Year at New Jersey Natural Gas

New Jersey Natural Gas (NJNG) delivered a strong financial performance during fiscal 2010, primarily due to continued customer growth, the ongoing acceleration of infrastructure construction projects and lower interest rates. For fiscal 2010, net income at NJNG increased to $70.2 million, compared with $65.4 million in 2009.

NJNG added 6,189 new customers in fiscal 2010, increasing customer additions by six percent over fiscal 2009, in spite of a difficult economic climate. This growth was driven primarily by the residential new construction and the commercial conversion markets. The new customer annual growth rate for 2010 was 1.3 percent. In total, this growth is expected to contribute approximately $3.3 million annually to utility gross margin.

Residential new construction accounted for 2,813 new customers, a 12 percent increase over fiscal 2009. In fiscal 2010, NJNG added 354 commercial new construction customers. Residential conversions totaled 2,526, a two percent increase over fiscal 2009. Commercial conversions in fiscal 2010 totaled 496, up 20 percent from fiscal 2009. In addition, 667 existing NJNG customers converted to natural gas heat in fiscal 2010.

In the fourth fiscal quarter of 2010, NJNG added 2,251 new customers, a 36 percent increase over the same period last year, an encouraging indication of a potential stabilization in the new construction market in its service area. NJNG met its goal of adding 12,000 to 14,000 new customers over the two-year period ended September 30, 2010 and has established the same two-year target through fiscal 2012. At September 30, 2010, NJNG served over 490,000 customers. (For more information on utility gross margin, please see Non-GAAP Financial Information below.)

•	Accelerated Infrastructure Program Helps Strengthen New Jersey’s Economy

In fiscal 2010, NJNG spent $41.3 million on its Accelerated Infrastructure Program (AIP), designed to expedite previously planned capital work and ensure the continued integrity of its distribution system. NJNG completed or began construction on fourteen AIP projects in fiscal 2010. Total capital investment, including AIP, system growth and improvement projects exceeded $94 million. These expenditures will assist NJNG in meeting the energy needs of its growing customer base and contribute to job creation and economic growth throughout the state. AIP expenditures are recovered annually through base rates at a weighted average cost of capital of 7.76 percent.

Shortly after the close of fiscal 2010, NJNG submitted a filing with the New Jersey Board of Public Utilities (BPU) to continue AIP for an additional year in order to support continued economic development and job growth in the state, as well as ensure the reliability and integrity of the company’s delivery system. If approved, AIP II will expedite a number of previously planned replacement, reinforcement and expansion projects. In the filing, NJNG is proposing to spend approximately $52.2 million on nine additional capital projects in Monmouth, Ocean and Morris counties and seek recovery through base rates at a weighted average cost of capital of 7.76 percent.

•	SAVEGREEN ProjectTM and Conservation Incentive Program Continue; New Programs Added

Since its inception in September 2009, NJNG’s successful energy-saving program, The SAVEGREEN Project, has resulted in 4,059 home energy audits and provided customers with rebates and incentive payments totaling more than $3.6 million. NJNG’s initial investment of over $12.1 million has resulted in approximately $31 million in economic activity. Based on its proven effectiveness, the BPU, as part of NJNG’s Regional Greenhouse Gas Initiative filing, has approved an extension of The SAVEGREEN Project through 2011.

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NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

In addition, the BPU approved two new NJNG programs for commercial customers: Combined Heat and Power and Fostering Environmental and Economic Development. These programs, developed collaboratively with the state’s regulators, will provide an infusion of capital to encourage investment in New Jersey and help attract and retain jobs.

NJNG’s Conservation Incentive Program (CIP), which eliminated the link between usage and gross margin, was also extended by the BPU through September 2013. CIP enables NJNG to aggressively encourage efficiency and conservation efforts without adversely affecting its business. Since its inception in 2006, CIP has helped customers reduce their usage and save approximately $164.5 million and has generated $57.5 million in gross margin.

•	NJNG Earns Another J.D. Power Award

For the second consecutive year, NJNG ranked “Highest in Customer Satisfaction with Residential Natural Gas Service in the Eastern U.S. Among Large Utilities,” according to the J.D. Power and Associates 2010 Gas Utility Residential Customer Satisfaction StudySM.

•	Innovative Solar Program Launched – NJR Clean Energy Ventures

NJR Clean Energy Ventures (NJRCEV) is exploring solar and renewable energy opportunities in the commercial and industrial markets by identifying projects consistent with NJR’s core competencies and business model. NJRCEV is continuing to seek out solar projects, both ground mounted and rooftop installations, and pursue opportunities with land developers, solar product manufacturers and solar project developers.

•	NJR Home Services Signs 100 Residential Solar Customers in Successful Pilot Program

In fiscal 2010, NJR Home Services (NJRHS) launched a residential solar program making this renewable energy more accessible and affordable for homeowners, and saving the average customer about $100 on their monthly electric bills. Customers are not responsible for the costs of installation or maintenance over the 20-year contract. Monthly fees are fixed over the life of the contract at approximately $52 per month. NJRHS successfully executed over 100 home contracts with 59 completed units at year-end totaling almost 400 kilowatts of installed capacity. Through the program, NJRHS qualifies for a 30 percent federal investment tax credit and will generate Solar Renewable Energy Certificates. NJRHS may also be eligible for rebates available from New Jersey’s Clean Energy Program. NJR recently announced the commitment of an additional $9.4 million investment in its residential solar program.

•	NJR Energy Services

NJR’s unregulated wholesale energy services company, NJR Energy Services (NJRES), continued to contribute to profitability with net financial earnings of $24.8 million in fiscal 2010. Despite the challenges of a changing marketplace, NJRES identified opportunities that fit its core competencies and made strategic sense by providing infrastructure expertise and management to help producers bring natural gas to the midstream markets. Although the impacts of a struggling economy, changing market conditions and the availability of additional supply are expected to continue to impact net financial earnings in this segment in fiscal 2011, NJRES will adhere to its core business of managing storage and transportation infrastructure, which may include producers in the Marcellus Shale and elsewhere.

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NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

•	NJR Midstream Assets

The midstream asset sector, specifically natural gas storage and transportation pipelines, provides shareowners with another source of earnings. Steckman Ridge, a 12 billion cubic foot (Bcf) working gas storage facility in southwestern Pennsylvania with Spectra Energy, generated $3.3 million or 3.2 percent of NJR’s total 2010 net financial earnings. In addition to Steckman Ridge, NJR holds a 5.53 percent equity investment in Iroquois Pipeline. Net income from midstream assets in fiscal 2010 was $6.4 million, compared with $2.9 million over the same period last year.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather; economic conditions; NJR dependence on operating subsidiaries; demographic changes in NJNG’s service territory; rate of customer growth; volatility of natural gas commodity prices and its impact on customer usage, NJR Energy Services operations and the company’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company; the impact of volatility in the credit markets that would result in the increased cost and/or limit the availability of credit at NJR to fund and support physical gas inventory purchases and other working capital needs at NJRES, and all other non-regulated subsidiaries, as well as negatively affect cost and access to the commercial paper market and other short-term financing markets by NJNG to allow it to fund its commodity purchases, capital expenditures and meet its short-term obligations as they come; the company’s ability to comply with debt covenants; continued failures in the market for auction rate securities; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and post-employment benefit plans as a result of downturns in the financial market, and the impacts associated with the Patient Protection and Affordable Care Act; the ability to maintain effective internal controls; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risk, including the availability of creditworthy customers and counterparties and liquidity in the wholesale energy trading market; the company’s ability to obtain governmental approvals and/or financing for the construction, development and operation of its non-regulated energy investments; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives, the construction and regulatory risks and the availability of viable projects; risks associated with the management of the company’s joint ventures and partnerships; the level and rate at which costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process in connection with constructing, operating and maintain NJNG’s natural gas transmission and distribution system; dependence on third-party storage and transportation facilities for natural gas supply; operational risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas; the regulatory and pricing policies of federal and state regulatory agencies; the cost of compliance with present and future environmental law, including potential climate change-related legislation; the ultimate outcome of pending regulatory proceedings, the disallowance of recovery of environmental-related expenditures and other

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NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

regulatory changes; and environmental-related and other litigation and other uncertainties. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides reliable and renewable energy and natural gas services including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of more than 2.3 Bcf/day of transportation capacity and 50 Bcf of storage capacity; and provides appliance installation, repair and contract service to nearly 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.

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NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

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Reconciliation of Non-GAAP Performance Measures

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2010	2009	2010	2009
Net income (loss)	$1,515	($18,863)	$117,457	$27,242
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(20,761)	(303)	(16,825)	39,254
Effects of economic hedging related to natural gas, net of taxes	17,999	13,984	1,132	34,474

Net financial (loss) earnings	($1,247)	($5,182)	$101,764	$100,970

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	41,183	41,953	41,364	42,119
DILUTED	41,452	41,953	41,630	42,465

Basic net financial (loss) earnings per share	($0.03)	($0.12)	$2.46	$2.40

ENERGY SERVICES

The following table is a computation of financial margin at Energy Services:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2010	2009	2010	2009
Operating revenues	$477,878	$279,446	$1,685,044	$1,498,742
Less: Gas purchases	476,541	307,573	1,601,701	1,537,634
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(33,946)	(146)	(31,113)	47,631
Effects of economic hedging related to natural gas inventory	30,110	23,086	3,469	55,940

Financial margin	($2,499)	($5,187)	$55,699	64,679

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2010	2009	2010	2009
Operating (loss) income	($3,289)	($32,042)	$67,385	($57,139)
Add:
Operation and maintenance expense	4,701	3,537	14,947	16,468
Depreciation and amortization	17	52	153	205
Other taxes	(92)	326	858	1,574

Subtotal – Gross margin (loss)	$1,337	(28,127)	$83,343	(38,892)
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(33,946)	(146)	(31,113)	47,631
Effects of economic hedging related to natural gas inventory	30,110	23,086	3,469	55,940

Financial margin	($2,499)	($5,187)	$55,699	$64,679

NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

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ENERGY SERVICES (continued)

A reconciliation of Energy Services Net income to net financial earnings, is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2010	2009	2010	2009
Net (loss) income	($1,551)	($18,804)	$42,711	($32,632)
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(20,981)	22	(19,029)	29,337
Effects of economic hedging related to natural gas, net of taxes	17,999	13,984	1,132	34,474

Net financial (loss) earnings	($4,533)	($4,798)	$24,814	$31,179

Retail and Other

A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands)	2010	2009	2010	2009
Net income (loss)	$1,769	$2,731	($1,712)	($8,251)
Add:
Unrealized (gain) loss on derivative instruments, net of taxes	136	(325)	1,976	9,917

Net financial earnings	$1,905	$2,406	$264	$1,666

NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

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NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2010	2009	2010	2009
OPERATING REVENUES
Utility	$143,122	$123,006	$937,433	$1,082,001
Nonutility	488,396	289,582	1,701,871	1,510,459

Total operating revenues	631,518	412,588	2,639,304	2,592,460

OPERATING EXPENSES
Gas purchases
Utility	97,501	76,046	576,220	707,758
Nonutility	476,496	309,628	1,591,338	1,537,411
Operation and maintenance	38,179	36,942	148,565	149,151
Regulatory rider expenses	4,949	4,407	45,966	44,992
Depreciation and amortization	8,331	7,579	32,267	30,328
Energy and other taxes	6,548	7,397	56,823	74,750

Total operating expenses	632,004	441,999	2,451,179	2,544,390

OPERATING (LOSS) INCOME	(486)	(29,411)	188,125	48,070
Other income	1,800	1,314	5,258	4,409
Interest expense, net	5,305	5,061	21,251	21,014

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(3,991)	(33,158)	172,132	31,465
Income tax (benefit) provision	(3,374)	(11,785)	64,692	11,376
Equity in earnings of affiliates	2,132	2,510	10,017	7,153

NET (LOSS) INCOME	$1,515	($18,863)	$117,457	$27,242

(LOSS) EARNINGS PER COMMON SHARE
BASIC	$0.04	($0.45)	$2.84	$0.65
DILUTED	$0.04	($0.45)	$2.82	$0.64

DIVIDENDS PER COMMON SHARE	$0.34	$0.31	$1.36	$1.24

AVERAGE SHARES OUTSTANDING
BASIC	41,183	41,953	41,364	42,119
DILUTED	41,452	41,953	41,630	42,465

NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

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NEW JERSEY RESOURCES

	Three Months Ended September 30,		Twelve Months Ended September 30,
(Thousands, except per share data)	2010	2009	2010	2009
Operating Revenues
Natural Gas Distribution	$143,122	$123,006	$945,480	$1,082,001
Energy Services	477,878	279,446	1,685,044	1,498,742
Midstream Assets	—	—	—	—
Retail and Other	10,748	10,180	30,551	14,008

Sub-total	631,748	412,632	2,661,075	2,594,751

Eliminations	(230)	(44)	(21,771)	(2,291)

Total	$631,518	$412,588	$2,639,304	$2,592,460

Operating (Loss) Income
Natural Gas Distribution	$136	($1,062)	$120,934	$120,364
Energy Services	(3,289)	(32,042)	67,385	(57,139)
Midstream Assets	(176)	(351)	(766)	(681)
Retail and Other	2,110	3,943	(2,958)	(14,759)

Sub-total	(1,219)	(29,512)	184,595	47,785

Eliminations	733	101	3,530	285

Total	($486)	($29,411)	$188,125	$48,070

Equity in Earnings of Affiliates
Midstream Assets	$2,735	$2,347	$12,996	$6,886

Eliminations	(603)	163	(2,979)	267

Total	$2,132	$2,510	$10,017	$7,153

Net Income (Loss)
Natural Gas Distribution	$155	($3,393)	$70,242	$65,403
Energy Services	(1,551)	(18,804)	42,711	(32,632)
Midstream Assets	1,226	754	6,444	2,873
Retail and Other	1,769	2,731	(1,712)	(8,251)

Sub-total	1,599	(18,712)	117,685	27,393

Eliminations	(84)	(151)	(228)	(151)

Total	$1,515	($18,863)	$117,457	$27,242

Net Financial Earnings (Loss)
Natural Gas Distribution	$155	($3,393)	$70,242	$65,403
Energy Services	(4,533)	(4,798)	24,814	31,179
Midstream Assets	1,226	754	6,444	2,873
Retail and Other	1,905	2,406	264	1,666

Eliminations	0	(151)	0	(151)

Total	($1,247)	($5,182)	$101,764	$100,970

Throughput (Bcf)
NJNG, Core Customers	8.4	6.3	66.3	66.9
NJNG, Off System/Capacity Management	23.7	20.2	83.9	66.1
NJRES Fuel Mgmt. and Wholesale Sales	111.4	68.2	366.4	302.8

Total	143.5	94.7	516.6	435.8

Common Stock Data
Yield at September 30	3.5%	3.4%	3.5%	3.4%
Market Price
High	$39.68	$40.61	$39.68	$42.37
Low	$34.42	$35.64	$33.49	$21.90
Close at September 30	$39.22	$36.31	$39.22	$36.31
Shares Out. at September 30	41,174	41,586	41,174	41,586
Market Cap. at September 30	$1,614,844	$1,509,988	$1,614,844	$1,509,988

NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

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NATURAL GAS DISTRIBUTION

(Unaudited) (Thousands, except customer & weather data)	Three Months Ended September 30,		Twelve Months Ended September 30,
	2010	2009	2010	2009
Utility Gross Margin
Operating revenues	$143,122	$123,006	$945,480	$1,082,001
Less:
Gas purchases	98,324	78,194	590,813	709,906
Energy and other taxes	5,003	5,560	48,958	66,768
Regulatory rider expense	4,973	4,407	46,076	44,992

Total Utility Gross Margin	$34,822	$34,845	$259,633	$260,335

Utility Gross Margin and Operating Income
Residential	$20,172	$20,274	$170,556	$170,509
Commercial, Industrial & Other	6,839	7,369	45,041	47,767
Firm Transportation	5,695	4,845	34,268	29,683

Total Firm Margin	32,706	32,488	249,865	247,959
Interruptible	146	83	411	319

Total System Margin	32,852	32,571	250,276	248,278

Off System/Capacity Management/FRM/Storage Incentive	1,970	2,274	9,357	12,057

Total Utility Gross Margin	34,822	34,845	259,633	260,335

Operation and maintenance expense	25,675	27,677	103,226	106,814
Depreciation and amortization	8,143	7,297	31,464	29,417
Other taxes not reflected in gross margin	868	933	4,009	3,740

Operating Income	$136	($1,062)	$120,934	$120,364

Throughput (Bcf)
Residential	2.8	3.1	40.3	43.6
Commercial, Industrial & Other	0.6	0.7	8.2	9.8
Firm Transportation	1.1	1.0	10.1	9.4

Total Firm Throughput	4.5	4.8	58.6	62.8
Interruptible	3.9	1.5	7.7	4.1

Total System Throughput	8.4	6.3	66.3	66.9

Off System/Capacity Management	23.7	20.2	83.9	66.1

Total Throughput	32.1	26.5	150.2	133.0

Customers
Residential	438,274	437,793	438,274	437,793
Commercial, Industrial & Other	26,312	27,771	26,312	27,771
Firm Transportation	25,724	20,965	25,724	20,965

Total Firm Customers	490,310	486,529	490,310	486,529
Interruptible	43	45	43	45

Total System Customers	490,353	486,574	490,353	486,574

Off System/Capacity Management*	40	36	40	36

Total Customers	490,393	486,610	490,393	486,610

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	3	38	4,341	4,791
Normal	41	42	4,747	4,749

Percent of Normal	7.3%	90.5%	91.4%	100.9%

NEW JERSEY RESOURCES POSTS HIGHER NET FINANCIAL EARNINGS FOR THE 19th CONSECUTIVE YEAR

12 of 12

ENERGY SERVICES

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands)	2010	2009	2010	2009
Operating Revenues	$477,878	$279,446	$1,685,044	$1,498,742
Gas Purchases	476,541	307,573	1,601,701	1,537,634

Gross Margin	1,337	(28,127)	83,343	(38,892)
Operation and maintenance expense	4,701	3,537	14,947	16,468
Depreciation and amortization	17	52	153	205
Energy and other taxes	(92)	326	858	1,574

Operating Income	($3,289)	($32,042)	$67,385	($57,139)

Net (Loss) Income	($1,551)	($18,804)	$42,711	($32,632)

Financial Margin	($2,499)	($5,187)	$55,699	$64,679

Net Financial Earnings (Loss)	($4,533)	($4,798)	$24,814	$31,179

Gas Sold and Managed (Bcf)	111.4	68.2	366.4	302.8

MIDSTREAM ASSETS

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands)	2010	2009	2010	2009
Equity in Earnings of Affiliates	$2,735	$2,347	$12,996	$6,886

Operations and Maintenance Expense	$73	$274	$659	$595

Interest expense	$381	$1,005	$2,418	$1,951

Net Income	$1,226	$754	$6,444	$2,873

RETAIL AND OTHER

	Three Months Ended		Twelve Months Ended
(Unaudited)	September 30,		September 30,
(Thousands, except customers)	2010	2009	2010	2009
Operating Revenues	$10,748	$10,180	$30,551	$14,008

Operating Income (Loss)	$2,110	$3,943	($2,958)	($14,759)

Net Income (Loss)	$1,769	$2,731	(1,712)	(8,251)

Net Financial Earnings (Loss)	$1,905	$2,406	$264	$1,666

Total Customers at September 30, 2010	149,411	149,798	149,411	149,798